UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This filing contains a memorandum that Strategic Realty Trust, Inc. distributed to registered representatives on November 25, 2013.

FROM: Andrew Batinovich, Chief Executive Officer

TO:	All registered representatives

DATE:	November 25, 2013

As you are no doubt aware, Anthony Thompson is leading a group that is attempting to seize control of Strategic Realty Trust, Inc. by soliciting stockholder written requests to call a special meeting of the company’s stockholders in order to remove all of the other members of the board of directors, replace them with the Mr. Thompson’s hand-picked nominees and, we believe, cause the company to rehire Mr. Thompson’s firm as the company’s external advisor and property manager at shareholder expense.

We urge you to recommend to your clients that they reject Mr. Thompson’s attempts and that they not return any orange written request cards they receive from him or his group.

Your clients will soon be receiving our Revocation Solicitation Statement and a BLUE revocation card in the mail. Any shareholder that may have inadvertently or otherwise sent back the orange written request to Mr. Thomson may revoke that written request by signing the BLUE revocation card and returning it to our proxy solicitation agent, MacKenzie Partners, at their address below.

We have hired MacKenzie Partners to assist us with our efforts to protect Strategic Realty Trust. Your clients may be contacted by a representative of MacKenzie in the coming weeks to confirm the receipt of our material, answer any questions they may have and provide any assistance requested in completing the BLUE revocation card.

As always, please feel free to contact me directly at my office (650) 343-9300 or by email at andy.batinovich@glenborough.com if you have any questions related to SRT and this costly and distracting fight that we are unfortunately being forced to wage to protect the company. All of our materials and other important information are available for review on our website.

Shareholders who have questions or require assistance in submitting their BLUE revocation cards may call:

MACKENZIE PARTNERS, INC.

105 Madison Avenue
New York, NY 10016

(212) 929-5500 (Call Collect)
Or
Call Toll-Free (800) 322-2885

Important Additional Information:

SRT has filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”). Shareholders are urged to read the definitive proxy statement and other publicly-filed proxy materials as they become available, because they contain important information. SRT, its independent directors and its executive officers are, and SRT Advisor, LLC and Glenborough, LLC may be deemed to be, participants in such solicitation. Stockholders may obtain additional information regarding such participants and their interests from the definitive proxy statement and other publicly-filed proxy materials as they become available and from SRT’s periodic reports filed with the SEC. SRT’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.